1 Promising Data for Investigational Innovative Bispecific Ivonescimab Featured at ASCO 2023 Data Supporting Summit’s Planned Phase III Trial for First-line Metastatic Squamous NSCLC Patients on Display Phase II ORR of 67% with a mDOR of 15 months in 1L SQ-NSCLC Patients Menlo Park, California, June 4, 2023 - Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today announced promising data for its novel, potential first-in-class investigational bispecific antibody, ivonescimab, that is being presented today from 8:00 to 11:00am at the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago, IL. AK112-201 (NCT04736823) is an open-label Phase II study evaluating ivonescimab plus chemotherapy for 174 patents across three cohorts of patients. The poster features data from 135 patients in Cohort 1 of this study: patients who are treatment-naïve with advanced or metastatic non-small cell lung cancer (NSCLC) whose tumors do not have actionable genomic alterations (i.e., patients’ tumors do not have actionable mutations in endothelial growth factor receptor (EGFR) or anaplastic lymphoma kinase (ALK)). Notably, this Phase II data set summarizes results to date from 63 patients with squamous histology. These patients experienced a median progression-free survival (PFS) of 11.0 months (95% CI: 9.5 to 16.8 months) and an overall response rate (ORR) of 67% (95% CI: 53% to 78%). After a median follow-up time of 13.3 months, median overall survival (OS) was not reached; although, estimated 9-month OS was 93.2%. The frequency of Grade ≥3 treatment-related adverse events (TRAEs) was 41%. The most frequent treatment- emergent adverse events were anemia, decreased neutrophil counts, and alopecia. Summit has begun clinical development activities on the Phase III HARMONi-3 study, which intends to evaluate ivonescimab combined with chemotherapy in first-line metastatic squamous NSCLC patients. Summit intends to treat patients in the HARMONi-3 trial during the second half of 2023. The poster is being presented by Dr. Li Zhang, Sun Yat-Sen University Cancer Center,1 with data generated and analyzed by our collaboration and licensing partner, Akeso, Inc. (HKEX Code: 9926.HK). In addition to the patients with squamous histology described above, Cohort 1 includes updated data from 72 patients with non-squamous histology. Median PFS experienced by these patients was 12.3 months (95% CI: 8.3 to 19.3 months) and median overall survival was not reached after 13.3 months of median follow-up time. The frequency of Grade ≥3 TRAEs was 19%. The most frequent treatment-emergent adverse events were anemia, decreased neutrophil counts and constipation. The poster also contains brief updates related to the two other cohorts in this trial: • Cohort 2: Advanced or metastatic non-squamous EGFR-mutated NSCLC patients whose tumor has progressed following treatment with an EGFR-TKI 1 Poster Authors: Li Zhang, Wenfeng Fang, Yuanyuan Zhao, Yunpeng Yang, Ningning Zhou, Likun Chen, Yan Huang, Jianhua Chen, Li Zhuang, Yingying Du, Qitao Yu, Wu Zhuang, Yanqiu Zhao, Ming Zhou, Weidong Zhang, Yu Zhang, Yixin Wan, Weifeng Song, Michelle Xia

2 • Cohort 3: Advanced or metastatic NSCLC patients whose tumor has progressed following PD-(L)1 therapy combined with doublet-platinum chemotherapy. Of the 19 patients in Cohort 2, median PFS of 8.5 months was experienced; median overall survival was not reached. The ORR for patients in this cohort was 68% and the median duration of response (DOR) was 8.5 months. Approximately 32% of patients in this cohort remained on treatment at 12 months. There were 20 patients in Cohort 3; these patients experienced a median PFS of 7.1 months and median OS was 15.6 months. The ORR for patients in this cohort was 40% and the median DOR was 12.4 months. Approximately 35% of patients in this cohort remained on treatment at 12 months. Ivonescimab had an acceptable safety profile in combination with platinum-doublet chemotherapy for patients with advanced or metastatic NSCLC who had progressed following an EGFR-TKI, as well as in combination with chemotherapy for patients who had progressed following treatment with a PD-(L)1 inhibitor plus platinum- doublet chemotherapy in this clinical study. In May 2023, the first patient was treated in Summit’s license territories in the Phase III HARMONi clinical trial. HARMONi intends to evaluate ivonescimab combined with chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with a third- generation EGFR tyrosine kinase inhibitor (TKI) (AK112-301, NCT05184712). Ivonescimab, known as SMT112 in the United States, Canada, Europe, and Japan, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. There is higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal, healthy tissue in the body. Ivonescimab’s tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) with over 10 fold increased binding affinity to PD-1 in the presence of VEGF in vitro in tumor cells.2 This tetravalent structure, the intentional design of the molecule, and bringing these two targets into a single bispecific antibody have the potential to steer ivonescimab to the tumor tissue versus healthy tissue, which is intended to improve side effects and safety concerns associated with these targets and has the potential to focus the antitumor activity of both targets. Over 750 patients have been treated with ivonescimab across multiple clinical studies in different indications in China and Australia. Lung cancer is believed to impact approximately 238,0003 people in the United States each year and approximately 477,0004 in Europe. NSCLC is the most prevalent type of lung cancer and represents approximately 80% to 85% of all incidences.5 Among patients with non-squamous NSCLC, approximately 15% have EGFR-sensitizing mutations in the United States and Europe.6 Patients with squamous histology represent approximately 25% to 30% of NSCLC patients.7 2 Zhong et al, SITC 2022 3 American Cancer Society: Lung Cancer Statistics | How Common is Lung Cancer? 4 World Health Organization: 908-europe-fact-sheets.pdf (iarc.fr) 5 Schabath MB, Cote ML. Cancer Progress and Priorities: Lung Cancer. Cancer Epidemiology, Biomarkers & Prevention. (2019). 6 About EGFR-Positive Lung Cancer | Navigating EGFR (lungevity.org) 7 Schabath MB, Cote ML. Cancer Progress and Priorities: Lung Cancer. Cancer Epidemiology, Biomarkers & Prevention. (2019).

3 About the ASCO Poster Poster Title: Phase II results of Ivonescimab (AK112/SMT112) a novel PD-1/VEGF bispecific in combination with chemotherapy for first line treatment of advanced or metastatic non-small cell lung cancer (NSCLC) without actionable genomic alterations (AGA) in EGFR/ALK ASCO Poster Board Number: 75 ASCO Abstract No.: 9087 ASCO Poster Session: Lung Cancer – Non-Small Cell Metastatic Poster Session. Session Date & Time: Sunday June 4, 8:00 to 11:00am CT Summit Therapeutics’ Mission Statement To build a viable, long-lasting health care organization that assumes full responsibility for designing, developing, trial execution and enrollment, regulatory submission and approval, as well as successful commercialization of patient, physician, caregiver, and societal-friendly medicinal therapy intended to: improve quality of life, increase potential duration of life, and resolve serious medical healthcare needs. To identify and control promising product candidates based on exceptional scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner, and to engage commercialization and/or development partners when appropriate. We accomplish this by building a team of world class professional scientists and business administrators that apply their experience and knowledge to this mission. Team Summit exists to pose, strategize, and execute a path forward in medicinal therapeutic health care that places Summit in a well-deserved, top market share, leadership position. Team Summit assumes full responsibility for stimulating continuous expansion of knowledge, ability, capability, and well-being for all involved stakeholders and highly-valued shareholders. About Summit Therapeutics Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol ‘SMMT’). We are headquartered in Menlo Park, California, and we have additional offices in Oxford, UK. For more information, please visit https://www.smmttx.com and follow us on Twitter @summitplc. About Ivonescimab Ivonescimab, known as SMT112 in the United States, Canada, Europe, and Japan (Summit’s license territories), and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab was discovered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials in China. Summit has begun its clinical development of ivonescimab in NSCLC, enrolling the first patient in its license territory in 2023, with multiple Phase III clinical trials intended to be initiated in 2023. Over 750 patients have been treated with ivonescimab in clinical studies in China and Australia. Contact Summit Therapeutics: Dave Gancarz SVP, Stakeholder Relations, Business Development, & Corporate Strategy investors@smmttx.com

4 Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the development and commercialization activities for SMT112, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of SMT112. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.